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                                                                    Exhibit 3.20

                                     BY-LAWS
                                       OF
                              SPD SWITCHGEAR INC.
                            (a Delaware corporation)

SECTION 1. STOCKHOLDER MEETINGS

            1.01 Place of Meeting. Meetings of stockholders of the Corporation shall be held at such place within or without the State of Delaware as the Board of Directors may determine.

            1.02. Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held on such date and at such place and hour, as the Board of Directors may fix, for the election of directors and such other business as may properly come before an annual meeting of stockholders.

            1.03 Special Meetings. Special meetings of the stockholders of the Corporation may be called by the Board of Directors, the Chairman of the Board (if any), the President or by the holders of a majority of the shares entitled to vote at such meeting.

            1.04 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the

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meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            1.05 Notice of Meetings. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting no less than ten nor more than 60 days prior to the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given by United States mail, postage prepaid, or by hand delivery, telex or electronic transmission for which a written copy is provided to the recipient to the stockholder at his address as it appears on the records of the Corporation.

            1.06 Quorum and Required Vote. No action other than adjournment may be taken at a meeting of stockholders unless a quorum is present. The presence in person or by proxy of the holders of a majority of shares entitled to vote at the meeting shall constitute a quorum. Unless a greater vote is required by law or these By-Laws with respect to a particular matter, action may be taken upon receiving the affirmative vote of the holders of a majority of the shares present and voting at a meeting at which a quorum is present.


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            1.07 Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents shall reflect the date on which each shareholder executed the consent. Consents must be delivered to the Corporation within sixty days of the date of execution of the earliest signature thereon or on a counterpart thereof in order to be effective. Prompt notice of the taking of such action shall be given to those stockholders who have not consented in writing.

SECTION 2. DIRECTORS AND DIRECTORS MEETINGS

            2.01 Management of the Corporation. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

            2.02 Number of Directors; Election. The number of directors of the Corporation shall initially be two and thereafter as the Board of Directors may determine from time to time. Directors shall be elected at the annual meeting of stockholders, except that if a vacancy shall occur in the Board of Directors by reason of resignation, an increase in the number of directors or otherwise, the remaining Directors, although less than a quorum, may appoint a person to fill such vacancy. each Director shall serve until the next annual meeting of stockholders and until his successor is duly elected.


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            2.03 Meetings of the Board of Directors. The Board of Directors may
hold meetings within or without the State of Delaware. An annual meeting of the Board of Directors for the purpose of electing officers of the Corporation and conducting any other business which the Directors wish to conduct shall be held as promptly as practicable following the annual meeting of stockholders of the Corporation. The Board of Directors may establish a schedule of regular meetings, setting forth the dates, times and places thereof. Whether or not the Board adopts such a schedule of regular meetings, special meetings of the Board of Directors may be called by the Chairman of the Board, if any, by the President or by a majority of the Board of Directors.

            2.04 Notice of Meetings. No notice of any regular meeting of the Board of Directors shall be required. Notice of the annual meeting and each special meeting of the Board of Directors shall be in writing and shall be given to each director not less than three days prior to the date of the meeting. Any such notice shall be deemed to have been given one business day after it is placed in the United States mail, postage prepaid, addressed to each Director at his address as shown on the records of the Corporation, or immediately upon personal delivery thereof or transmission thereof by telegram, radiogram, telex, telecopier, or other means of instantaneous delivery which provides a written copy to the recipient.

            2.05 Quorum and Required Vote. No action other than adjournment may be taken at a meeting of the Board of Directors unless a quorum is present. A majority of the Directors in office shall constitute a quorum. Unless a greater vote is required by law or by these By-Laws with respect to a


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particular matter, action may be taken upon receiving the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present.

            2.06 Participation in Meetings. One or more Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and any Director so participating shall be considered present at the meeting for all purposes.

            2.07 Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

            2.08 Compensation of Directors. The Board of Directors may fix the compensation, if any, of Directors. The reasonable expenses incurred by the Directors of the Corporation to attend Board meetings shall be reimbursed by the Corporation.

            2.09 Removal of Directors. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise.


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            2.10 Chairman of the Board of Directors. The President of the
Corporation, if he is a Director, shall serve as Chairman of the Board of Directors, unless the Board of Directors elects another person to act as Chairman of the Board. The Chairman of the Board, if so elected, shall serve as Chairman of all meetings of the Board of Directors at which he is present and at all meetings of stockholders at which he is present and, in his absence, the President or other person designated by the Board of Directors shall serve as Chairman of the meeting. The Chairman of the Board shall have such other duties as may, from time to time, be assigned to him by the Board of Directors.

SECTION 3. COMMITTEES

            3.01 Executive Committee. The Board of Directors shall have the power to elect from the Directors an Executive Committee of two or more members. Unless otherwise directed by the Board of Directors, each elected member of the Executive Committee shall continue to be a member thereof until the expiration of his term of office as a Director. The Board of Directors, by majority vote of all Directors, shall fill vacancies in the Executive Committee, but during the temporary absence of a member of the Executive Committee, the remaining members of the Committee may appoint a member of the board of Directors to act in his place. The Executive Committee may fix its own rules of proceeding, and shall meet at such times, in such places, and upon such notice as may be provided by such rules or by resolution of the Board of Directors. The presence of a majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the members of the Committee


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present at a meeting shall be necessary for the adoption of any resolution. The
Executive Committee shall have such powers, authority and duties as may properly be assigned to it by the Board of Directors. Unless the Board of Directors otherwise directs, during the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, issue stock or to approve and recommend to stockholders any action requiring stockholder approval. The Executive Committee shall exercise such powers in a manner which it shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors. All actions by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

            3.02 Other Committees. The Board of Directors may designate one or more additional committees consisting of one or more Directors which shall have such powers, authority and duties as may properly be assigned to them by the Board of Directors. A majority of all Directors shall fill any vacancies existing in any such committees, but during the temporary absence of any member of any such committee, the remaining members of the committee may appoint a member of the Board of Directors to act in his place. Any such committee appointed by the Board of Directors may fix its own rules of proceedings and shall meet at such time and place and upon such notice as may be provided by such rules or by resolution of the Board of Directors. All actions by any such committee shall be reported to the Board of Directors at its meeting next succeeding such action.


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SECTION 4. OFFICERS

            4.01 Officers. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary and such other officers as the Board of Directors may from time to time determine. Officers shall be elected at each annual meeting of the Board of Directors. Each officer shall serve at the pleasure of the Board of Directors. Failure to hold an annual meeting of Directors as set forth in these Bylaws shall not invalidate any action taken by an officer of the Corporation who has been duly elected and not replaced by the Board of Directors.

            4.02 The President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall be responsible for the carrying out of the orders and resolutions of the Board of Directors.

            4.03 The Vice-President or Vice-Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such powers as the Board of Directors or the President may from time to time prescribe.


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            4.04 The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it. When so affixed, the corporate seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

SECTION 5. INDEMNIFICATION

            5.01 General Right to Indemnification. Every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or


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proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including in any capacity with respect to an employee benefit plan, shall be indemnified by the Corporation against any and all liability, expenses (including attorney's fees), judgments and losses actually and reasonably incurred by him in connection with any such action, suit or proceeding to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted by such law prior to such amendment).
Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his heirs, executors and administrators.

            5.02 Advance of Expenses. The Corporation shall have the right, but not the obligation, to pay expenses incurred by an officer or Director in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 5. Such expenses incurred by other employees and agents nay also be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.


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            5.03 Non-Exclusivity. The right to indemnification and payment of expenses provided in Section 5 shall not be deemed to be exclusive of any other rights to which the person seeking indemnification or payment of expenses may be entitled under these By-Laws or any agreement by or with the Corporation, by vote of stockholders or disinterested directors of the Corporation, or otherwise.

            5.04 Joint Indemnification. The amounts to be paid for or on behalf of any person by the Corporation as indemnification under these By-Laws or applicable law with respect to any matter shall be reduced by the amount such person is entitled to receive as indemnification for the same matter from any other source.

            5.05 Benefits to Survive. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            5.06 Insurance. The Corporation may, at its own expense, maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation, or another corporation, partnership, joint venture, trust or other enterprise against any liability, expense, judgment or loss, whether or not the Corporation would have the power to indemnify such person against such liability, expense, judgment, fine or loss under the Delaware General Corporation Law.


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SECTION 6. EMERGENCY ACTION

            6.01 General. Notwithstanding any other provision of these By-Laws, in the event of an emergency resulting from war, military attack, nuclear or other atomic disaster or any other major catastrophe, including precipitous change of government in the nation, state, or similar political entity in which a stockholder or director is then present, or if such person shall become physically or mentally incapacitated or shall disappear, as a result of which a quorum of stockholders or directors cannot be readily convened or communicated with, for the purposes of action believed to be necessary or desired by a majority of the remaining stockholders or directors:

                  (a) A meeting of the stockholders or directors may be called by any member thereof in the manner otherwise provided for in these By-Laws;

                  (b) The stockholders or directors, as the case may be, who are not rendered unavailable as aforesaid shall be deemed to be the entirety of the body of stockholders or of the Board of Directors for all purposes, and their actions, if otherwise in conformity with these By-Laws and applicable law, shall be as valid and effective as if taken with the participation and assent of the persons so rendered unavailable.

            The minutes of every emergency meeting held, and every written consent executed, under authority of this Article shall be distributed to the missing person or persons as promptly as practicable.


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SECTION 7. SHARES AND CERTIFICATES

            7.01 Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the President and the Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile. Where such certificate is signed by a transfer agent or registrar, the signature of any corporate officer upon such certificate may be a facsimile. The signature of any corporate officers upon a certificate shall not be invalidated by his subsequent death or resignation.

            7.02 Transfers of Stock. Transfers of share certificates and the shares represented thereby shall be made only on the books of the Corporation at the direction of the owner thereof or of his attorney authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and only on surrender of the share certificate or certificates.

            7.03 Lost, Destroyed and Mutilated Certificates. In case of mutilation of a share certificate the holder thereof may obtain a new certificate from the Corporation or a transfer agent upon surrender of the mutilated certificate. In case of loss or destruction of a certificate, the holder thereof may obtain a new certificate from the Corporation or a transfer agent upon satisfactory proof of such loss or destruction and after deposit of a bond in such form and amount and with such surety or sureties as the Board of Directors may determine.


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SECTION 8. OFFICES

            8.01 Location. The Corporation may have such offices and keep its books and records at such places within or without the State of Delaware, as the Board of Directors may from time to time determine.

SECTION 9. FISCAL YEAR

            9.01 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

SECTION 10. AMENDMENTS

            10.01 Power to Amend Bylaws. These By-Laws may be amended or repealed in whole or in part and new By-Laws may be adopted by the Board of Directors at any regular or special meeting or by the stockholders at a regular or special stockholders' meeting.


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